Exhibit 10.18

LOADS, FEES, AND CHARGES

(SUBJECT TO AMENDMENT, SECTION 6.5)

DEDUCTIONS FROM PURCHASE PAYMENTS (SECTION 4.3):

INSTALLATION FEE: $ 750

SALES LOAD: NOT APPLICABLE

ANNUAL ANNUITY RATE AND EXPENSE GUARANTEE CHARGE (SECTION 2.4):

1.25% AT ISSUE: 1.50% MAXIMUM

ADMINISTRATION FEE (SECTION 6.7):

$ 150 PER YEAR IF THE CONTRACT VALUE IS LESS THAN $ 25,000 ON THE CONTRACT ANNIVERSARY

TRANSFER FEE (SECTION 4.4)

$ 25 PER TRANSFER BEGINNING WITH THE THIRTEENTH TRANSFER IN ANY CONTRACT YEAR

PURCHASE PAYMENTS AND ACCUMULATED VALUE

MINIMUM PURCHASE PAYMENT:

$ 100

GUARANTEED RETURN FUND ACCOUNTS MAXIMUM (SECTION 3.4):

$ 10,000,000

MINIMUM CONTRACT VALUE (SECTION 6.7):

$ 25,000 BEGINNING ON THE FIRST CONTRACT ANNIVERSARY

OWNER	TRUSTEES OF JOHN DOE CORPORATION TRUST

CONTRACT NUMBER	10 000 001
CONTRACT DATE	MAY 3, 1994

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